UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2006

FOOTHILLS RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31546	98-0339560
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4540 California Avenue, Suite 550
Bakersfield, California	93309
(Address of principal executive offices)	(Zip Code)

(832) 567-0766
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

As previously disclosed by Foothills Resources, Inc. (the “Company”) in its Current Report on Form 8-K filed on April 6, 2006, on such date the Company conducted an initial closing of its private offering (the “Offering”) of units (the “Units,” each Unit consisting of one share of common stock of the Company and one warrant to purchase three-quarters of a share of common stock of the Company for five years at a purchase price of $1.00 per whole share) deriving gross proceeds of $10,768,106.

On April 20, 2006, the Company conducted a final closing of the Offering deriving additional gross proceeds of $1,231,894 from the sale of 1,759,847 additional Units. The Offering was conducted pursuant to the exemption from the registration requirements of the federal securities laws provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D. The Units were offered and sold only to “accredited investors,” as that term is defined by Rule 501 of Regulation D.

The Company announced the completion of its $12,000,000 Offering in a press release on April 20, 2006, a copy of which is filed herewith as Exhibit 99.1.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(a) Resignation of a Director

Effective April 17, 2006, J. Earl Terris resigned as a member of the board of directors (the “Board”) of the Company. The resignation of Mr. Terris was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Terris’ written resignation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 5.02(d) Election of a New Director

Effective April 17, 2006, the Board appointed John L. Moran as director, filling a vacancy that existed on the Board. The appointment of Mr. Moran as director was not pursuant to any agreement or understanding between Mr. Moran and any third party. Mr. Moran is not expected to be named to a committee of the Board at this time. Mr. Moran is currently the President and a stockholder of the Company.

Also effective April 17, 2006, the Board appointed Christopher P. Moyes as director, filling another vacancy that existed on the Board. The appointment of Mr. Moyes as director was not pursuant to any agreement or understanding between Mr. Moyes and any third party. Mr. Moyes is expected to be named to the Audit Committee of the Board. He is the President of Moyes & Co., Inc., with which the Company plans to execute an agreement whereby Moyes & Co. will identify potential acquisition, development, exploitation and exploration opportunities for the Company. If executed, the Company anticipates compensating Moyes & Co. for its efforts under the agreement.

The Company disclosed the anticipated appointment of Messrs. Moran and Moyes to the Board in an Information Statement on Schedule 14F1 filed with the Securities and Exchange Commission on April 7, 2006.

Effective April 18, 2006, the Board appointed Frank P. Knuettel as director, filling another vacancy that existed on the Board. The appointment of Mr. Knuettel as director was not pursuant to any agreement or understanding between Mr. Knuettel and any third party. Mr. Knuettel is expected to be named to the Audit Committee of the Board.

The Company announced the appointment of Mr. Knuettel to the Board in a press release on April 20, 2006, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description
	99.1	Press release dated April 20, 2006.
	99.2	Statement of resignation of J. Earl Terris as director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Foothills Resources, Inc.

By:	/s/ W. Kirk Bosché
Name: W. Kirk Bosché Title: Chief Financial Officer

Date: April 20, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 20, 2006.
99.2	Statement of resignation of J. Earl Terris as director.